                                                                     Exhibit 3.7

                             ARTICLES OF RESTATEMENT

                                       OF

                              ASI ACQUISITION CORP.

     The undersigned corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original articles of incorporation and all amendments thereto and also for the purpose of amending its articles of incorporation:

     1. The name of the corporation is ASI Acquisition Corp.

     2. Attached hereto as Exhibit A are the Restated Articles of Incorporation, which contain an amendment to the Articles of Incorporation requiring shareholder approval.

     3. The Restated Articles of Incorporation of the corporation were adopted by its shareholders on the 27th day of January, 1997, in the manner prescribed by law.

     This the 27th day of January, 1997.

                                                ASI ACQUISITION CORP.


                                                By: /s/ John Grosso
                                                   -----------------------------
                                                   John Grosso, President

                                                                       EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              ASI ACQUISITION CORP.


          1. The name of the corporation is ASI ACQUISITION CORP.

          2. The number of shares the corporation is authorized to issue is One Thousand (1,000), with a $1.00 par value.

          3. The street and mailing address of the registered office of the corporation in the State of North Carolina is 815 Matthews-Mint Hill Road, Matthews, Mecklenburg County, North Carolina 28105. The name of registered agent of the corporation at such addresses is John Grosso.

          4. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this articles, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

          5. The corporation shall indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against reasonable expenses (including attorney's fees), judgments, decrees, fines, penalties and reasonable amounts paid in settlement actually and necessarily incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          The Board of Directors of the corporate on shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this paragraph, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

          Any person who at any time after the adoption of this provision serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this article.

          6. The provisions of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act" shall not be applicable to the corporation.

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              ASI ACQUISITION CORP.


     The undersigned North Carolina corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:

     1. The name of the corporation is ASI Acquisition Corp.

     2. The articles of incorporation of the corporation are hereby amended as follows:

     Paragraph 1 is hereby deleted in its entirety and is amended to read as follows:

     1. The name of the corporation is American Studios, Inc.

     3. The foregoing amendment was duly adopted by the sole director and sole shareholder of the corporation on the 5/th/ day of March, 1997, in the manner prescribed by law.

     This the 5/th/ day of March, 1997.

                                               ASI ACQUISITION CORP.


                                               By: /s/ John Grosso
                                                   -----------------------------
                                                   John Grosso, President